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                                                                   EXHIBIT 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2000 relating to the financial statements and financial statement schedule, which appears in Pinnacle Global Group's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 25, 2000 relating to the financial statements of Sanders Morris Mundy Inc., which appear in the Current Report on Form 8-K dated April 28, 2000 of Pinnacle Global Group, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 1999 relating to the financial statements of Spires Financial, L.P., which appear in the Definitive Proxy Statement on Schedule 14A dated December 6, 1999, as supplemented by the Proxy Statement dated January 12, 2000 of Pinnacle Global Group, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             /s/ PricewaterhouseCoopers LLP
                                                 PRICEWATERHOUSECOOPERS LLP

Houston, Texas
May 22, 2000